UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 6, 2024

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	80-0873306
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

11011 West Broad Street, Glen Allen, VA	23060
(Address of Principal Executive Offices)	(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.001 per share	GNW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modifications to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Certificate of Incorporation

On May 23, 2024, at the Annual Meeting of Stockholders (the “Annual Meeting”), as previously reported on Form 8-K filed with the Securities and Exchange Commission on May 24, 2024, the stockholders of Genworth Financial, Inc. (the “Company” or “Genworth”) approved an amendment and restatement of the Company’s Amended and Restated Certificate of Incorporation (the “Charter”, as amended, the “Amended and Restated Charter”).

On June 6, 2024, the Company filed its Amended and Restated Charter with the Secretary of State of the State of Delaware, which was effective the same day.

Since there are no outstanding shares of Class B common stock, the Amended and Restated Charter removes all references to the Class B common stock, reduces the Company’s authorized number of shares of capital stock from 2.3 billion to 1.6 billion to reflect the elimination of 700 million authorized shares of Class B common stock, removes provisions relating specifically to the designation and attributes of Class B common stock and makes conforming changes to related provisions in the Charter.

Additionally, the Amended and Restated Charter renames the Class A common stock as “common stock” and reflects conforming changes. Each stock certificate that previously represented shares of Class A common stock will be deemed to represent an identical number of shares of common stock and will continue to do so until such certificate is surrendered to the Company for cancellation or exchange. Any stockholder holding a physical stock certificate is therefore not required to take any action as a result of the renaming.

Furthermore, at the Annual Meeting, the stockholders of the Company approved amendments to the Charter to provide stockholders owning 25% or more of the Company’s outstanding common stock with the right to request the calling of a special meeting of stockholders (a “Special Meeting”), subject to the requirements and procedures set forth in the company’s Amended and Restated Bylaws (as defined below), as now or hereinafter in effect.

The terms of the Amended and Restated Charter are described in greater detail in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 8, 2024, under the caption “Approval of Amendments to Genworth’s Certificate of Incorporation,” and “Approval of an Amendment to the Certificate of Incorporation to Provide Stockholders the Right to Request the Calling of a Special Meeting of Stockholders at a 25% Ownership Threshold” which disclosure is incorporated herein by reference.

Amended and Restated Bylaws

Furthermore, effective June 6, 2024, the Company amended and restated its bylaws (the “Bylaws”, as amended, the “Amended and Restated Bylaws”) to make conforming changes to the Amended and Restated Charter provisions discussed above.

The foregoing descriptions of the Amended and Restated Charter and Amended and Restated Bylaws are qualified in their entirety by reference to the full text of the Amended and Restated Charter and the Amended and Restated Bylaws, which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated by reference herein. An updated Specimen Common Stock Certificate and Description of the Company’s Capital Stock are attached hereto as Exhibit 4.1 and Exhibit 4.2 respectively.

Item 9.01.	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Genworth Financial, Inc., effective as of June 6, 2024

3.2	Amended and Restated Bylaws of Genworth Financial, Inc., effective as of June 6, 2024

4.1	Specimen Common Stock Certificate

4.2	Description of the Company’s Capital Stock

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2024	GENWORTH FINANCIAL, INC.

	By:	/s/ Michael J. McCullough
	Name:	Michael J. McCullough
	Title:	Senior Vice President and Corporate Secretary